UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 26, 2010
CPEX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-33895	26-1172076

(Commission file number)	(IRS Employer Identification Number)

2 Holland Way, Exeter, New Hampshire	03833

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 658-6100
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of CPEX Pharmaceuticals, Inc. (the “Company”) was held on May 26, 2010. Proxies were solicited pursuant to the Company’s proxy statement filed on April 9, 2010, as amended, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.
     The number of shares of the Company’s common stock, $0.01 par value (“Common Stock”), entitled to vote at the Annual Meeting was 2,544,687. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 2,208,711. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.
     At the Annual Meeting, the Company’s stockholders were asked (i) to elect Robert Forrester as a Class II member of the Company’s Board of Directors and (ii) to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The voting results reported below are final.
Proposal 1 – Election of Director
     Mr. Forrester was elected as a Class II member of the Company’s Board of Directors. The results of the election were as follows:

Nominee	FOR	WITHHELD	BROKER NON-VOTES

Robert Forrester	1,451,195	284,169	473,347
Proposal 2 – Ratify the Appointment of Independent Registered Public Accounting Firm
     The appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN

2,192,614	13,585	2,512

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPEX PHARMACEUTICALS, INC. Registrant
By:	/s/ Robert P. Hebert
Robert P. Hebert
Vice President and Chief Financial Officer

Dated: May 27, 2010